SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 11, 2014

Mobiagogo, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-183011	27-2997331
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

133 Richmond Street West Suite 310 Toronto, ON	M5H2L3
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 416-710-7790

Iron Horse Clothing Corporation
1012 Main Street, Suite 104, Ramona, CA 92065
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      .Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

      .Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1---REGISTANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement

Item 1.02. Termination of a Material Definitive Agreement

On March 11, 2014, the Company, Iron Horse Clothing Corporation (“Iron Horse”), the Company’s wholly-owned subsidiary, and the prior shareholders of Iron Horse, entered into an agreement to rescind the Share Exchange Agreement, dated July, 1, 2013, by and among the same parties.

Pursuant to the rescission agreement, parties agreed as follows:

•

Mr. Mark Wentura, former officer and director of the Company, returned his 1,501,500 shares of Company stock to the Company and the Company returned Iron Horse shares of stock that were acquired under the Share Exchange Agreement to Mr. Wentura. Similarly, Wakefield Kennedy, LLC returned its 448,500 shares of Company stock to the Company and the Company returned Iron Horse shares of stock that were acquired under the Share Exchange Agreement to Wakefield Kennedy, LLC.

•

Mr. Wentura agreed to resign from all officer positions and as a member of the board of directors of the Company.

•

The Company is required to change its name from Iron Horse Clothing Corporation to a new name that more accurately reflects its business direction.

•

The Company has agreed to assume the August 2013 $200,000 loan that was earmarked for Iron Horse’s operations and the lender, Antevorta Capital Partners, Ltd., converted $1,950.00 of the loan in exchange for the 1,950,000 shares returned by the Iron Horse shareholders.

The foregoing description of the rescission agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Also on March 11, 2014, the Company and Antevorta Capital Partners, Ltd. entered into a restructuring agreement concerning the $200,000 loaned to the Company. Pursuant to the restructuring agreement:

•

$1,950.00 of the outstanding principal portion of the loan (without accrued interest) will immediately be exchanged for 1,950,000 shares of the Company’s Common Stock returned by Mark Wentura and Wakefield Kennedy LLC, as described above in connection with the rescission agreement.

•

$48,050 of the outstanding principal portion of the loan (without accrued interest) will be immediately converted into 48,050,000 shares of the Company’s common stock at $0.001 per share.

•

The remaining balance of $150,000 plus all accrued interest will be restructured into a new Senior Secure Convertible Note of the Company. This Note will mature on March 11, 2015 and bear an annual interest rate of 15% payable at the maturity of the Note. This Note will be convertible in whole or in part at $0.001 per share of common stock of the Company.

•

All of the Common Stock issued above and underlying the Senior Secure Convertible Note will have Piggy Back registration rights.

The foregoing description of the restructuring agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the agreement, which is filed as Exhibit 10.2 hereto and incorporated herein by reference.

SECTION 5—CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.01 Changes in Control of Registrant

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

On March 11, 2014, in connection with partial conversion of the $200,000 loan into 50,000,000 shares of the Company’s common stock, Antevorta Capital Partners, Ltd. acquired control of the Company.

There are no arrangements known to the Company, the operation of which may, at a subsequent date, result in a change in control of the Company.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

On March 11, 2014, the board of directors appointed Pierce Csurgo as a Director, CEO, CFO, President, Secretary and Treasurer of the Company. Concurrent with Mr. Csurgo’s appointment, Mark Wentura resigned from all officer positions and as a member of the board of directors of the Company, which leaves Mr. Csurgo as the sole officer and director of the Company.

Mr. Csurgo is the Company’s newly appointed officer and director. From May 2011 until April 2013 Mr. Csurgo worked as Director of Research & Sustainability for LSE Emerging Markets Forum, which is a nonprofit organization in the Education Management Industry based in London, United Kingdom. From September 2010 to August 2011 he was an Administrator at Formacompany Limited in London, United Kingdom. From June 2010 to August 2010 he was a EMEA Summer Analyst with Jones Lang LaSalle in London, United Kingdom. From May 2008 to August 2008 he was a Market Research Associate with The Octane Group in Toronto, Canada.

The Company’s newly-appointed officer and director has not had any material direct or indirect interest in any of the Company’s transactions or proposed transactions over the last two years. Mr. Csurgo is related to the principal of Antevorta Capital Partners, Ltd., but has no interest or capacity in that company. At this time, The Company does not have any written employment agreements or other formal compensation agreements with its sole officer and director. Compensation arrangements with the Company’s officers and directors are the subject of ongoing development and the Company will make appropriate additional disclosures as they are further developed and formalized.

Item 5.03 Amendments to Articles of Incorporation or Bylaws

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

On April 16, 2014, the Company’s board of directors and majority shareholder approved a name change to Mobiagogo, Inc. by filing an Amendment to the Company’s Articles of Incorporation with the Nevada Secretary of State.

Also on April 16, 2014, the Company terminated the 33 for 1 forward stock split by filing a Certificate of Correction with the Nevada Secretary of State. The forward stock split was filed with the State of Nevada but was never declared effective by FINRA. In the near future, we intend to submit the Company’s new name to FINRA and acquire a new trading symbol more reflective of our new name.

SECTION 8 – OTHER EVENTS

Item 8.01 Other Events

Following the transactions described above, our corporate offices have been moved and our phone number has changed. Our new office address and phone number is:

133 Richmond Street West

Suite 310

Toronto, ON

M5H2L3

416-710-7790

Form 10 Information

BUSINESS

Overview

The way we interact and share information is changing rapidly, with mobile technology leading the way. So, the way we market must also change rapidly with more tools for reaching a mobile audience. We believe that traditional advertising has been undergoing a shift from being dominant and mobile advertising is quickly becoming one of the most effective way to reach target audiences anytime and anywhere.

Simply put, short message service marketing or SMS marketing needs to be given attention to by businesses because it can be an effective way to reach customers. Consider this: 98 percent of text messages received by people are read. Compare that to the following read rates for other social marketing outlets: 29 percent for Twitter tweets, 20 percent of emails, a dismal 12 percent of Facebook posts.

People have a penchant for checking their phones every day. The mobile phone is probably the last thing people set aside when they are about to sleep and the first thing they check when they wake up.

According to the infographic from SlickText.com, an average person checks their phone 150 times every day and has his or her phone at arm’s reach 14 hours every day. Furthermore, SlickText says that SMS marketing campaigns are opted out less than 5 percent of the time.

Products

Mobile marketing encompasses many different types of marketing techniques and strategies that help businesses increase profits and ROI (Return on Investment). The most popular forms of mobile marketing today are: mobile-friendly websites, SMS Text Message Marketing, QR (Quick Response) Codes and Mobile apps.

We have no current products or services yet available, but intend to offer following services:

•

Mobile-friendly websites: A mobile optimized website is a website that is designed specifically for smartphones, not a desktop computer. This is important because the small screen is much different than a 17" screen. Mobile screen real estate is smaller and must be used much more strategically.

A mobile optimized website doesn't require that someone scroll left/right. It doesn't require that someone pinch and zoom to read text, either. On a mobile site, the navigation is built for efficiency, the images are optimized for quick loading and the content is minimized to be most effective. Additional, mobile-only functionality includes tap-to-call, tap-to-email and tap for Google Maps functionality, that respectfully allow mobile site visitor to call, send an email or show business location on integrated Google map application with only one click, without need to punch numbers or letters one by one, making it much more efficient and useful for a mobile website visitor.

•

SMS text message marketing: Sending marketing offers through cell phones SMS (Short Message Service) that enable targeted marketing in the last minute. The Mobiagogo system relies on SMS technology and no real application is needed in the mobile device. Only basic SMS support is required which is present in somewhat every mobile phone. From the users point of view the advertisement procedure starts when the user receives a Mobiagogo SMS ad with the advertised product, information and product identification code. The user then simply presents the product identification code at the register at the point of sale to receive mentioned discount or special offer.

•

QR (Quick Response) codes: A QR code (quick response code) is a type of 2D bar code that is used to provide easy access to information through a smartphone application that designed to read that bar codes, which works in conjunction with the phone's camera. The reader interprets the code, which typically contains a call to action such as an invitation to download a mobile application, a link to view a video or an SMS message inviting the viewer to respond to a poll. The phone's owner can choose to act upon the call to action or click cancel and ignore the invitation.

We are not involved in developing a web based management system for our operations. We intend to use third party application for our needs. We signed a web based terms and services agreement with Textmunication Inc., and would act as a reseller of Textmunication Inc services, (SMS messaging services). Textmunication Inc itself does not work with retail businesses in the Greater Toronto Area.

We believe one of the biggest strengths of Mobiagogo products are that they are expected to be utilized by any gender, age, nationality or education level. Our products are expected to be used in different sorts of businesses: advertising, retail, entertainment and due to their low cost can be enjoyed by anyone who wants their business to grow.

Mobiagogo will focus on larger businesses with big capacity such as movie theatres, spa hotels, amusement parks, concerts, sports events and medium size businesses like restaurants, medical offices, and service companies, like cleaners, roofers, plumbers, etc.

Services and Technical Implementation

The Mobiagogo solution is built upon the effective use of standard technologies such as SMS and a website accessed through the fixed Internet. By using widely spread standards and not the latest technology the broadest market (i.e. end users who are willing to receive discounted offers) can be reached efficiently, as SMS could be delivered even to users equipped with somewhat older mobile devices, even for low-income segments (i.e. students and youth).

System and service proposition of Mobiagogo consists of the following.

Registration points at Vendor's website or point of sale.

On the registration point, (actual point of sales for our clients/ businesses) the end-user will register in order to receive discounted offers from that business (our client), whereas on the Mobiagogo advertising system website those businesses (our clients) can manage their advertising campaigns.

Mobiagogo will serve as an intermediate and facilitator between the end-users (e.g. students who wish to go to the movies cheaply) and our clients (e.g. a movie theatre).

Consequently, the whole process involves three parties: the end-user (Customer),Mobiagogo and the business that sells or offers products or services that the end user wants to purchase. Businesses become Mobiagogo clients. The whole interaction process starts when an end-user is sent an SMS message from his mobile device, in order to register to the service. End-users are attracted to the registration points by advertisements and links on our client’s own corporate websites.

This system is used at the actual point of sales of the partnering company, for example, at the ticket office of a cinema. The system enables the manager to make fast discounting decisions conveniently when needed. The partnering companies will have administrative access to a tailored interface on the Mobiagogo web based management system.

Service Implementation

1)

SMS Marketing Campaign for a cinema. The manager of a movie theatre notices after lunch that a Tuesday afternoon is especially quiet with hundreds of empty seats in every movie show. The manager takes immediate actions and connects to the Mobiagogo advertising system. There he can easily generate SMS advertisements and send them to previously registered end-users. The manager inputs the name of the movie and the start time of the show. He also enters the amount of SMS messages to be sent. The amount of receivers entered determines the price of the Mobiagogo service. Noteworthy is that people generally attend movies in pairs or bigger groups. This means that a SMS sent to one person might create two or more new visitors to the movie theatre. Compared to a more traditional way of handling excess capacity (e.g., lowering ticket prices during the weekdays) Mobiagogo is more efficient because it takes advantage of the impulsive shopping nature of customers and allows last-minute discounting. A message can also be used during weekends to attract customers to a movie that has been shown for a longer period. People even might attend a movie for a second time if the price is right. The manager also enters the maximum amount of tickets to be sold. If there are for example 345 empty seats for a show, the manager decides to reserve 50 seats to the Mobiagogo system.

2)

SMS Marketing Campaign for a Medical, Dental, or any office that serves customers on an appointment based model. Appointment cancellation is a common problem for such organizations. Naturally, filling those spots would allow business to prevent losses and bring profitability up. However, receptionists have to call each client on the list that expressed a willingness to come on a short notice. It is a very time consuming process that is often unsuccessful, as the receptionist either doesn't have enough time to make the calls, or not many clients answer their phones. The SMS marketing platform allows contacting those same customers via SMS, which takes only minutes to implement, making phone calls an inferior method over sending SMS messages to the same amount of phone numbers, which takes less time. It takes the same amount of time to send 100 SMS messages as it does to send only one message. SMS messages give much more flexibility to recipients, as they can be opened right away, or after a period of time, when it is more convenient. And it takes less time to receive SMS and access that information, compared to a phone call. The recipients just have to read lines of text as opposed to the more time consuming prospect of calling back the business, dealing with voicemail, or navigating automated call systems.

3)

SMS Marketing Campaign for a bar, pub or a restaurant. These businesses have slow times during weekdays, or certain times of the day. SMS Marketing Campaign allows businesses to make special offers and deliver them to potential customers in minutes. Again, people generally go out in pairs or bigger groups to these establishments. This means that an SMS sent to one person might create two or more new visitors to the bar, pub or restaurant. Compared to a more traditional way of advertising, Mobiagogo offers a more efficient method because it takes advantage of the impulsive shopping nature of customers and allows last-minute discounting.

The web based advertising system must be tailor-made for each company participating. For instance, a spa hotel wanting to advertise during slow seasons does not need to enter information about maximum amount of tickets sold as in the movie theatre scenario. The messages will function as ordinary advertisements for companies like spas with no real limited number of sold tickets. In these cases, the validation code is sent directly with the original SMS message and no confirmation from the customer's side is needed. At the spa or similar establishment, the customer only needs to show the received message in order to get the discounted price. The customers are allowed to share and forward the SMS to their friends, generating a snowball effect.

Revenue Model

The first source of income occurs when a company signs with Mobiagogo. The initial fee is around $295.00 depending on the size of the signing business. This fee is to cover the development expenses facing Mobiagogo when making the tailored web advertisement system to the client. The second fee is associated with the amount of SMS to be sent in each product marketing campaign, or for each individual marketing campaign. For example, in the cinema example when the manager decides to send 300 SMS messages they will be billed a per message cost. We would also have a monthly maintenance fee , which would be set at $295.00 - $795.00, depending on monthly volume. Mobiagogo will be able to create additional revenue by creating Mobile friendly Web Sites and implementing QR Codes into marketing campaign. Those additional services provide even better revenue producing opportunity for us, as each mobile friendly website would be offered to our clients for $395.00 - $595.00, depending of the futures and functions of those websites, and packages, including QR Codes creation or not. Those websites cost us only $ 36.00 to create, and will be paid by the client, and QR Code creation option is free for us. Mobile friendly websites and QR codes will not require additional resources, technology capabilities or staff, as it provided by Textmunication Inc and included in the agreement.

User Groups and Potential Markets

We believe mobile marketing is attractive especially for companies offering products and services to mass markets. The demand for such products can fluctuate depending on current season, day of week, weather and other incontrollable variables. This suggests that these companies would be in a need for an effective way of distributing marketing campaigns at the last minute. Launching campaigns in traditional marketing media such as television, radio and newspaper requires serious planning weeks or even months in advance. These traditional methods are not able to address the demand for last minute marketing.

The primary target groups for the Mobiagogo product is movie theatres, amusement parks, restaurants, bars and nightclubs and spa hotels. These are typically facing strong economies of scale (modest variable costs and high fixed costs) meaning that an extra customer does not significantly increase their expenses but can create significant added revenue. A visitor to a movie theatre or a spa is also likely to use other services offered there (buy popcorn, soft drinks, candy or visit the spa restaurant after the stay). These additional services have traditionally high margins. This suggests that the demand for means for selling excess capacity is real.

This mobile marketing concept can easily be adapted to businesses globally wherever the mobile penetration rate is high and the mobile device usage has reached even the low-income segments (i.e. students and youth). Furthermore, the target groups described can be found in just about any industrialized country. Given the mentioned characteristics Mobiagogo is planning to start the service in Toronto, Canada. After a successful launch in Toronto the model can be expanded within the rest of Canada.

Competition

There are few barriers of entry in the mobile advertising business and level of competition is extremely high. There are many domestic companies offering the same services. We will be in direct competition with them. Many large companies have greater financial capabilities than us and will be able to provide more favorable services to the potential customers. Many of these companies may have a greater, more established customer base than us.

Insurance

We do not maintain any insurance and do not intend to maintain insurance in the future. Because we do not have any insurance, if we are made a party to a lawsuit, we may not have sufficient funds to defend the litigation. If that occurs a judgment could be rendered against us that could cause us to cease operations.

Plan of Operations, Growth Strategy and Anticipated Milestones

Our business operations will be divided into the following core functions to address the needs of our merchants and subscribers.

SMS Platform. We have already signed a Service Agreement with Textmunication, Inc. to act as a reseller of their SMS Platform. We will pay Textmunication, Inc. a fee per customer on a monthly basis and a fee per SMS (above contract minimums) advertising messages sent. Our web site will link directly into Textmunication, Inc.’s web site so our customers will have seamless usage of the system.

If we are able to establish a consistent revenue flow, we plan to devote a substantial portion of our resources to developing new technologies and features and improving our core technologies. We will employ an information technology team that will focus on the design and development of new features and products. Eventually, we would also like our technicians to develop advanced technology to improve the experience we offer to subscribers and merchants and to increase the efficiency of our business operations.

Sales Representatives. Mr. Csurgo will act as our sales representative in our initial stages. He will help identify merchant leads within our market.  We hope to employ sales representatives in about 18 months. Sales representatives will be given sales quotas based on category performance in a particular area, such as addressable market size and scheduling diversity.

Customer Service.  Our future customer service department will be run by our President, Pierce Csurgo, and will be accessible to subscribers, merchants and the general public via telephone during normal business hours, five days a week, or via e-mail 24 hours a day, seven days a week. As of the date of this filing, we have not yet retained any customer service representatives, other than our President. We will hire additional customer service representatives, as needed, as our company grows.

Marketing. We believe that we can build a trusted and recognizable brand by delivering high quality to subscribers in a niche market. We plan to hire a professional marketing firm full-time to advertise our brand. Once we have initiated our marketing plan, we believe that a substantial portion of our subscribers and merchants will be acquired through word-of-mouth. Our brand awareness will be an ongoing process as we try to establish our company and grow to new markets.

Growth Strategy

We hope to become an integral part of the lives of local families. We would like our SMS advertising to be used on a daily basis by companies that are looking to save money and drive customers to their businesses. The core functions of our company will ultimately work together to produce the key elements of our growth strategy. We feel that the key elements to our growth will be:

•

Grow our subscriber/customer base.

•

Grow the number of merchants contract.

•

Expand our business beyond our initial target market in the Greater Toronto Area.

•

Expand our business through strategic acquisitions and partnerships.

Significant Milestones

We will need funds to implement our business plan. We intend to raise capital through selling our equity securities, loans or a combination of the two. We believe that we will need $250,000 in the next twelve months to grow our business.

As a development stage company, we have set significant milestones over the next twelve months that we hope to achieve to guide the development and growth of our company. All expected dates that are proposed within the following milestone descriptions assume that we are able to raise funds.

•

SMS reseller agreement – Target time frame: 0 to 2 months from the completion of raise. We have entered into a Reseller Agreement with a SMS advertising company known as Textmunication, Inc. We have been quoted approximately $2,500 to initiate the SMS Platform by Textmunication, Inc.

•

Hire a Sales Representative(s) – Target time frame: Immediate. Mr. Csurgo is our sales representative. We will utilize our sales representative to solicit to local merchants and obtain daily deals that will be used when our website is launched.

•

Hire Marketing Firm – Target time frame: 4 to 5 months from the completion of raise. We will hire a marketing firm full-time to develop an advertising campaign for our products in all the Greater Toronto Area. Our marketing campaign will focus on helping families save money on goods and services available in their local communities. We have budgeted $5,000 for a marketing firm to market our products for a period of approximately eight months.

•

Launch National – Target time frame: 4 to 5 months from the completion of raise. Once traffic on our SMS Platform begins to increase and the number of our subscribers increases, which we anticipate will happen 1-2 months after the initial launch of our SMS Platform, we plan to offer our SMS advertising service which will require our sales representative(s) to expand outside of the local community to contact and secure deals from national merchants.

•

Grow to Number of Subscribers – Target time frame: 7 to 8 months from the completion of raise. We believe that with the help of the professional marketing firm we intend to engage, we will obtain subscribers after 3 to 4 months of SMS marketing within the Greater Toronto Area. We intend to own or co-own the subscribers on our SMS Platform and rent such subscriber base out to other companies.

•

Seek Strategic Acquisitions and Partnerships – Target time frame: 13 to 16 months. If we are able to generate significant revenue, maintain steady business operations, and significantly increase the number of our sales representatives and employees, we will seek strategic acquisitions and partnerships with small companies throughout the and Canada that have a similar business model as we do, to help our company expand beyond the Greater Toronto Area. We believe that the benefit of these acquisitions and partnerships would be to provide us with localized management and access to subscribers and merchants that we might not otherwise reach.

Government Regulations

Our SMS Platform, website, applications and other online content are subject to government regulation of the Internet in many areas, including user privacy, telecommunications, libel, data protection, consumer protection, intellectual property, advertising, taxation, and e-commerce. The application of these laws and regulations to our business is often unclear and sometimes may conflict. It may take years to determine whether and how existing laws governing those areas apply to the Internet and to our company, as the vast majority of these laws were adopted prior to the advent of the Internet and do not contemplate or address the unique issues raised by the Internet or e-commerce. Nonetheless, laws and regulations directly applicable to Internet communications, e-commerce and advertising are becoming more prevalent and due to the increasing popularity and use of the Internet, it is likely that additional laws and regulations will be adopted. Further, the growth and development of the market for e-commerce may prompt calls for more stringent consumer protection laws, both in the United States and abroad, which may impose additional burdens on companies conducting business online. Compliance with these laws and regulations may involve significant costs or require changes in business practices that result in reduced revenue. Noncompliance could result in penalties being imposed on us or orders that we stop the alleged noncompliant activity, either of which would substantially harm our business.

Further, there are a number of legislative proposals pending before the U.S. Congress, various state legislative bodies and foreign governments concerning data protection and many states have passed laws that require notifications to be sent to subscribers when there is a security breach of personal data. The interpretation and application of current laws regarding data protection are still uncertain and in flux. It is possible that these laws may be interpreted and applied in a manner that is inconsistent with our data practices. If so, in addition to the possibility of fines, this could result in an order requiring that we change our data and disclosure practices, which could have an adverse effect on our business. Complying with these various laws could cause us to incur substantial costs or require us to change our business practices in a manner adverse to our business.

Further, the federal Credit Card Accountability, Responsibility and Disclosure Act of 2009 (“CARD Act”), as well as the laws of most states, contain provisions governing product terms and conditions of gift cards, gift certificates, stored value or pre-paid cards or coupons ("gift cards"), such as provisions prohibiting or limiting the use of expiration dates on gift cards or the amount of fees charged in connection with gift cards, or requiring specific disclosures on or in connection with gift cards. Our proposed products will generally fall into the category of "gift cards" in many of these laws. However, the CARD Act and a number of states provide exemptions or modifications from these provisions for gift cards that are issued as part of a promotion or promotional program. If our proposed products are subject to the CARD Act, and are not included in the exemptions or modifications for promotional programs, it is possible that the purchase value, which is the amount equal to the price paid for the deal, or the promotional value, which is the add-on value of the deal in excess of the price paid, or both, may not expire before the later of (i) five years after the date on which the deal was issued; (ii) the deal’s stated expiration date (if any); or (iii) a later date provided by applicable state law. In addition, regardless of whether an exemption or modification for our proposed products applies under the CARD Act, in those states that prohibit or otherwise restrict expiration dates on gift cards and that do not have exemptions that apply to the purchase value or the promotional value, or both, we may be required to honor the full offer value (the total of purchase value and promotional value) until redeemed. Our terms of use and agreements with our merchants will require merchants to continue to honor unredeemed deals that are past the stated expiration date of the promotional value of the deal to the extent required under the applicable law.

In addition, some states also include gift cards under their unclaimed and abandoned property laws which require companies to remit to the government the value of the unredeemed balance on the gift cards after a specified period of time (generally between one and five years) and impose certain reporting and recordkeeping obligations. We may have to remit funds to the government relating to unredeemed deals under these laws. The analysis of the potential application of the unclaimed and abandoned property laws to our proposed products is be complex, involving an analysis of constitutional and statutory provisions and factual issues, including our relationship with subscribers and merchants and our future role as it relates to the issuance and delivery of our products.

FINANCIAL INFORMATION

The information required to be provided herein is set forth in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Form 10-Qs filed with the SEC on December 3, 2013 and August 19, 2013, the Form 10-K filed with the SEC on July 1, 2013, and the Form 8-K/A filed with the SEC on December 3, 2013, and is incorporated herein by reference.

PROPERTIES

The Company leases month to month office space at 133 Richmond Street West, Suite 310, Toronto, Ontario M5H2L3

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to us regarding beneficial ownership of our common stock as of March 11, 2013 by: (1) each person known or believed by us to own, directly or beneficially, more than 5% of our common stock, (2) each of our directors, and (3) all of our officers and directors as a group.

Title Of Class	Name, Title and Address of Beneficial Owner of Shares	Amount of Beneficial Ownership	Percent of Class(1)
Common	Pierce Csurgo	0	0
	All Directors and Officers as a group (1 person)	0	0

5% Shareholders
Common	Antevorta Capital Partners, Ltd.(2) RG Hodge Plaza, Wickham Cay Road P.O. Box 3483 Road Town, Tortola British Virgin Islands	50,000,000	97%

(1)

Based on 51,200,000 shares of common stock issued and outstanding as of March 11, 2014.

(2)

Antevorta Capital Partners, Ltd. is beneficially owned by Julius Csurgo

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information regarding the members of the Company’s board of directors and its executive officers and other significant employees.

All of our directors hold office until the next annual meeting of stockholders and their successors are duly elected and qualify. Executive officers serve at the request of the board of directors.

Name	Age	Office(s) Held
Pierce Csurgo	24	President, CEO, CFO, Secretary, Treasurer and Director

Set forth below is a brief description of the background and business experience of our current executive officers and directors.

Mr. Csurgo is the Company’s newly appointed officer and director. From May 2011 until April 2013 Mr. Csurgo worked as Director of Research & Sustainability for LSE Emerging Markets Forum, which is a nonprofit organization in the Education Management Industry based in London, United Kingdom. From September 2010 to August 2011 he was an Administrator at Formacompany Limited in London, United Kingdom. From June 2010 to August 2010 he was a EMEA Summer Analyst with Jones Lang LaSalle in London, United Kingdom. From May 2008 to August 2008 he was a Market Research Associate with The Octane Group in Toronto, Canada.

Mr. Csurgo has never served as a board member of a public company. We believe business experience qualifies him to serve on our board of directors.

Directors

All directors hold office for one-year terms until the election and qualification of their successors. Officers are elected by the board of directors and serve at the discretion of the board.

Mr. Csurgo is related to the principal of Antevorta Capital Partners, Ltd., but has no interest or capacity in that company.

Involvement in Certain Legal Proceedings

To the best of our knowledge, during the past ten years, none of the following occurred with respect to a present or former director, executive officer, or employee: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Committees of the Board

The Company currently does not have nominating, compensation or audit committees or committees performing similar functions nor does our company have a written nominating, compensation or audit committee charter. Given the Company’s size, it is not necessary to have such committees, at this time, because the functions of such committees can be adequately performed by the board of directors.

EXECUTIVE COMPENSATION

The information required to be provided herein is set forth in “Executive Compensation” in the Form 10-K filed with the SEC on July 1, 2013 and is incorporated herein by reference.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

The information required to be provided herein is set forth in “Certain Relationships and Related Transactions” in the Form 10-K filed with the SEC on July 1, 2013 and is incorporated herein by reference.

LEGAL PROCEEDINGS

The information required to be provided herein is set forth in “Legal Proceedings” in the Form 10-Q filed with the SEC on December 3, 2013 and is incorporated herein by reference.

MARKET PRICE OF AND DIVIDENDS ON COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

The information required to be provided herein is set forth in “Market Price and Dividends; Trading Information” in the Form 10-K filed with the SEC on July 1, 2013 and is incorporated herein by reference.

RECENT SALES OF UNREGISTERED SECURITIES

The information required to be provided herein is set forth in “Unregistered Sales of Equity Securities” in the Form 10-Q filed with the SEC on December 3, 2013 and is incorporated herein by reference.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 250,000,000 shares of common stock, with a par value of $0.001 per share, and 1,000,000 shares of preferred stock, with a par value of $0.001 per share. As of March 11, 2014, there were 51,200,000 shares of our common stock issued and outstanding. We have not issued any shares of preferred stock.

Other information required to be provided herein is set forth in “Description of Securities” in the Form S-1/A filed with the SEC on December 5, 2012 and is incorporated herein by reference.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The information required to be provided herein is set forth in “Indemnification of Directors and Officers” in the Form S-1/A filed with the SEC on December 5, 2012 and is incorporated herein by reference.

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

The information required to be provided herein is set forth in the Form 10-Qs filed with the SEC on December 3, 2013 and August 19, 2013, the Form 10-K filed with the SEC on July 1, 2013, and the Form 8-K/A filed with the SEC on December 3, 2013, and is incorporated herein by reference.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

The information required to be provided herein is set forth in the 8-K filed with the SEC on June 14, 2013 and is incorporated herein by reference

Section 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01. Financial Statements and Exhibits

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description	Incorporation by Reference
3.1	Articles of Incorporation	Form S-1/A filed with the SEC on September 17, 2012
3.2	Certificate of Amendment	Filed herewith
3.3	Certificate of Amendment	Filed herewith
3.4	Certificate of Correction	Filed herewith
3.5	Bylaws	Form S-1 filed with the SEC on August 2, 2012
10.1	Rescission agreement	Filed herewith
10.2	Restructuring Agreement	Filed herewith
10.3	Spinoff Agreement	Form 8-K filed with the SEC September 4, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mobiagogo, Inc.

/s/ Pierce Csurgo

Pierce Csurgo

Chief Operating Officer

Date: April 16, 2014